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                                                                     EXHIBIT L-3


                 GPU'S INVESTMENTS IN NONSYSTEM SECURITIES WITH
                    APPLICABLE EXEMPTION OF COMMISSION ORDER

A.    TELCOM INVESTMENTS

      1.    Telergy, Inc. ("Telergy")

            Telergy is an exempt telecommunications company ("ETC"). GPU, through GPU Telcom Services, Inc. ("GPU Telcom"), owns an approximate 3% convertible preferred non-voting stock interest in Telergy.(1)

      2.    Pantellos Corporation ("Pantellos")

            Pantellos is an ETC. GPU, through GPU Telcom, owns approximately 2.8% of GPU Telcom's voting stock.(2)

      3.    Last Mile, Inc. ("Last Mile")

            Last Mile (d/b/a Sting Communications) is an ETC. GPU, through GPU Telcom, owns an approximate 25% non-voting preferred stock interest in Last Mile.(3)

B.    INVESTMENT VEHICLES

      1.    Waterford Development Corporation ("Waterford")

            Waterford provides, on a local level, participation loans to development corporations to assist in the expansion and development of industrial and commercial activities by providing financial assistance to small, emerging businesses. GPU holds an approximate 6.25% interest in Waterford.(4)

      2.    Greater Reading Development Partnership ("Reading Partnership")

            The Reading Partnership is a nonprofit enterprise that provides loans to development corporations to assist is the development of commercial real estate and multi-unit homes in the Reading, Pennsylvania area. GPU holds an approximate 5.8% interest in Reading Partnership.(5)


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(1)   Section 34.

(2)   Section 34.

(3)   Section 34.

(4)   Rule 40(a)(5).

(5)   Rule 40(a)(5).
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C.    OTHER INVESTMENTS

      1.    Ballard Generation Systems Inc. ("BGS")

            BGS develops, manufactures and markets stationary fuel cell power systems. GPU owns, through GPU Diversified Holdings LLC ("GPUDH"), approximately 12.6% of the equity and approximately 8.7% of the outstanding voting securities of BGS.(6) GPU also holds less than 1% of the outstanding voting securities of Ballard Power Systems Inc., BGS' majority owner.(7)

      2.    Envirotech Investment Fund I Limited Partnership ("Envirotech")

            Envirotech is an energy related investment vehicle. GPU owns approximately 9.9% of the outstanding voting securities of Envirotech.(8)

      3.    EnerTech Capital Partners II, L.P. ("EnerTech")

            EnerTech is an investment fund which invests in energy-related technology or service companies. GPU owns approximately 1.82% of the outstanding voting securities of EnerTech.(9)

      4.    Silicon Energy Corporation ("Silicon Energy")

            Silicon Energy produces energy management software. GPU owns, through GPU EnerTech Holdings, Inc., less than 5% of the equity of Silicon Energy.(10)

      5.    Private Fuel Storage LLC ("Private Fuel")

            Private Fuel provides interim storage of nuclear waste. GPU owns, through GPU Nuclear, Inc., approximately 10.1% of the equity and less than 10% of the voting securities of Private Fuel.(11)

      6.    Pioneer Industrial Technologies, Inc. ("Pioneer")

            Pioneer develops electrotechnologies related to greenhouse gas reduction. GPU, through GPUDH, has made a loan to Pioneer in exchange for a Pioneer secured convertible promissory note that may be converted into shares of Pioneer stock if certain conditions are met. GPUDH also holds a warrant that may be exercised to


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(6)   See GPU International Inc., Holding Company Act Release No. 26631 (Dec.
      17, 1996); GPU International, Inc., Holding Company Act Release No. 26634 (Dec. 26, 1996).

(7)   Authorization Pending. See SEC Docket 70-9963.

(8) See General Public Utilities Corp., Holding Company Act Release No. 26230 (Feb. 8, 1995).

(9)   See GPU, Inc., Holding Company Act Release No. 27139 (Feb. 18, 2000).

(10)  Rule 58 (b)(1)(i).

(11)  See GPUNC et al., 1995 SEC No-Act. LEXIS 895 (Sept. 27, 1995).


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            purchase shares of Pioneer stock. GPU currently holds no other interest in Pioneer.(12)



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(12)  Rule 58 (b)(1)(ii).




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